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                                                               EXECUTION VERSION

                             TAX INDEMNITY AGREEMENT

     TAX INDEMNITY AGREEMENT dated as of June 5, 2001 (this "TAX INDEMNITY AGREEMENT" or this "AGREEMENT"), between CHAUTAUQUA AIRLINES, INC. (the "LESSEE") and MITSUI & CO. (U.S.A.), INC. (the "BENEFICIARY").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, the Beneficiary and the Owner Trustee are executing and delivering a Trust Agreement [N288SK], dated as of June 5, 2001 (the "TRUST AGREEMENT"), pursuant to which the Beneficiary has agreed to cause the Owner Trustee to acquire and to lease to the Lessee the Aircraft; and

     B. It is a condition precedent to the obligation of the Beneficiary to cause the Owner Trustee to purchase the Aircraft and to lease the Aircraft to the Lessee pursuant to the Trust Agreement and Aircraft Lease Agreement [N288SK] dated as of the date hereof (the "LEASE") that the Lessee execute and deliver to the Beneficiary this Agreement, which provides, among other things, for certain income tax indemnities from the Lessee to the Beneficiary and certain reimbursements by the Beneficiary to he Lessee, based upon the Tax Assumptions; and

     NOW, THEREFORE, as an inducement to the Beneficiary to enter into the Lease and the Purchase Agreement and in consideration of the mutual covenants contained herein and therein, Lessee and the Beneficiary hereby agree as follows:

     Section 1. DEFINITIONS. (a) The term "BENEFICIARY" shall mean the Beneficiary and, for any taxable year in which the Beneficiary joins in the filing of a consolidated federal income tax return, shall include each member of the affiliated group (within the meaning of Section 1504 of the Code (or any successor provision thereto)) of which the Beneficiary is a member.

          (b) "BENEFICIARY'S COST" shall mean [*]

          (c) "GROSS--UP" shall mean the portion of any indemnity payment due from the Lessee to the Beneficiary pursuant to Section 6 hereof that is calculated to indemnify the Beneficiary for the taxation of the indemnity payment or the portion of any reverse payment due from the Beneficiary to the Lessee that is calculated to take into account the reduction in income taxes of the Beneficiary resulting from such reverse payment.

          (d) "LESSEE PERSON" shall mean the Lessee, any Person controlled by it, in control of it, or under common control with it, directly or indirectly, any Person claiming by, through or under the Lessee, any sublessee or other user or person in possession of the Aircraft (or any part thereof) during the Term, any Affiliate of any of the foregoing (but excluding the Beneficiary or the Owner Trustee or any Person claiming by, through or under the Beneficiary or the Owner Trustee (but not so excluding any Person claiming directly or indirectly through or under the Lease), unless any such Person is in possession of the Aircraft or any part thereof pursuant to an exercise of remedies in connection with an Event of Default under the Lease).

          (e) "TAX ATTRIBUTE PERIOD" shall mean the period beginning on the Delivery Date and ending on March 31, 2009, PROVIDED that in the event the depreciation period for the Aircraft is other than the period specified in Tax Assumption 2(c)(i) as a direct result of a Lessee Act (as hereinafter defined),

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which caused an indemnity to become payable hereunder by the Lessee to the
Beneficiary, such period shall end on the last day of the taxable year in which a depreciation deduction for the Aircraft is allowed or allowable to Mitsui & Co. (U.S.A.), Inc.

          (f) "PERMITTED PERCENTAGE" shall mean [*]

          (g) "REASONABLE BASIS" means the support required by American Bar Association Formal Opinion 85-352 for a position which a lawyer may properly advise a client to take on a tax return in accordance with that Opinion.

          (h) Capitalized terms used herein without definition shall have meanings ascribed thereto in the Lease.

     In this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) references within any documents to appendices, schedules, paragraphs, sections, exhibits or annexes are references to appendices, schedules, paragraphs, sections, exhibits or annexes in or to such document;

          (ii) headings, subheadings, and paragraph number descriptions and the table of contents are solely for the convenience of reference and shall not affect the meaning, construction or effect of any provision of this Agreement or any other document;

          (iii) reference to any agreement means such agreement as amended, modified or supplemented from time to time in accordance with the provisions thereof;

          (iv) references to "including" shall mean including without limiting the generality of any description preceding such term and the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

          (v) where any matter requires the approval or consent of either party, such approval or consent shall be deemed not to have been given unless given in writing and where any matter is required to be acceptable to either party, the same shall be deemed not to have been accepted unless such acceptance is communicated in writing; and

          (vi) each of the parties hereto and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

     Section 2. ASSUMPTIONS. The transactions described in the Lease have been entered into on the assumptions (the "TAX ASSUMPTIONS") that for Federal income tax purposes:

          (a) at all times during the Term, for federal income tax purposes the Lease will constitute a "true lease", the Beneficiary will be treated as the owner and lessor of the Aircraft and the Lessee will be treated as the lessee of the Aircraft;

          (b) the Beneficiary's taxable year is the year ending March 31, and the Beneficiary will include all items of income, gain, loss, deduction, or credit with respect to the transactions contemplated by the Lease using an accrual method of accounting;

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          (c) the Beneficiary, as the owner of the Aircraft for Federal income tax purposes, will be entitled to the following Federal income tax benefits:

               (i) cost recovery deductions for 100% of the Beneficiary's Cost of the Aircraft pursuant to Section 168(b) of the Code, commencing in the Beneficiary's taxable year in which the Delivery Date occurs, computed (i) on the basis that the Aircraft is "7-year property" (within the meaning of Section 168(e) of the Code), (ii) by using the 200% declining balance method over a 7 year recovery period, switching to the straight-line method for the first taxable year of the Beneficiary during the term for which such method yields a larger allowance, (iii) assuming salvage value is zero and (iv) using a half-year convention, equal to the following percentages of the Beneficiary's Cost for each of the following years (the "MACRS DEDUCTIONS"):

         TAXABLE YEAR ENDING MARCH 31                        PERCENT
                 2002                                         14.29%
                 2003                                         24.49%
                 2004                                         17.49%
                 2005                                         12.49%
                 2006                                          8.93%
                 2007                                          8.92%
                 2008                                          8.93%
                 2009                                          4.46%;

               (ii) for each taxable year of the Beneficiary during the Tax Attribute Period, not more than the Permitted Percentage of any item of income, deduction or loss with respect to the transactions contemplated by the Lease will be treated for Federal income tax purposes as derived from, or allocable to, sources outside the United States; and

               (iii) the Beneficiary will be a domestic corporation subject to a Federal and state income tax rate of (after giving effect to the deductibility of such state income taxes for Federal income tax purposes) 40.00% (the "ASSUMED TAX RATE") in 2001 and in each year thereafter, and the Beneficiary will have sufficient taxable income to be taxed at the Assumed Tax Rate after full utilization of the MACRS Deductions;

          (d) the Beneficiary will not be subject to the minimum tax or the alternative minimum tax under Section 55 of the Code;

          (e) during the Tax Attribute Period, neither the Aircraft nor any part thereof will be treated as "used predominantly outside the United States" within the meaning of Section 168(g) of the Code; and

          (f) the Beneficiary will not be required to include in its gross income for Federal, State or local income tax purposes any amount with respect to the transactions contemplated by the Operative Documents other than (i) Basic Rent when and as such Basic Rent is stated to accrue in accordance with

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the terms of the Lease, (ii) any payment of Stipulated Loss Value to the extent that such amount exceeds the Beneficiary's adjusted basis in the Airframe to which such payment relates, at the time such payment is required to be made under the Operative Documents, (iii) any amount payable to the Beneficiary or Lessor on overdue payments and specifically identified as interest at the time payable pursuant to the Operative Documents, (iv) any payment made to the Beneficiary or the Lessor if and to the extent that the amount of the payment is determined on an "after-tax" basis and (v) any other amounts offset by deductions of the same character and in the same taxable year (other than the MACRS Deductions) that would not have been available but for the event or circumstance giving rise to the inclusion in income (the failure of any of the assumptions in this subsection (f) to be correct being referred to herein as an "INCOME INCLUSION").

     Section 3. RECORDS AND STATEMENTS. The Lessee shall, at its expense, maintain such information or records relating to the Aircraft as are regularly maintained by the Lessee or as may be required by law to be maintained (including, but not limited to, flight logs). The Lessee shall, at the Lessee's expense, provide or cause to be provided any such records or information, and such other information customarily maintained by comparable airlines, as the Beneficiary may reasonably request from the Lessee to enable the Beneficiary to fulfill its tax filing, tax audit, and tax litigation obligations, including, but not limited to, its Federal income tax filing obligations.

     Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE. The Lessee represents, warrants and covenants that:

          (a) if at the time of transfer of title to the Owner Trustee on the Delivery Date the Aircraft were instead acquired by the Lessee, the Aircraft would qualify on the Deliver Date as "7-year property" within the meaning of
Section 168(e)(1) of the Code in the hands of the Lessee;

          (b) neither Lessee nor any other Lessee Person thereof has claimed or will claim the MACRS Deductions, or claim to be the owner of the Aircraft in respect of any period after the Delivery Date and during the Term, or has taken or will take any action or position (not required by the Lease or other Operative Documents) inconsistent with the status of the Beneficiary during the Term as the sole owner of the Aircraft for Federal, state, local and foreign tax purposes, in each case, with respect to any period after the Delivery Date and during the Term;

          (c) assuming that neither Beneficiary, Owner Trustee nor any Affiliate of Beneficiary or Owner Trustee is a "tax-exempt entity" within the meaning of
Section 168(h)(2) of the Code during the Tax Attribute Period, neither the Aircraft nor any part thereof will be "tax-exempt use property" within the meaning of Section 168(h) of the Code; and

          (d) during the Tax Attribute Period, neither the Lessee nor any Lessee Person will take any action which would cause (x) the Aircraft to be used "predominantly outside the United States" within the meaning of Section 168(g) of the Code or (y) the registration of the Aircraft in any jurisdiction outside the United States.

     Section 5. FEDERAL INCOME TAX INDEMNITY. (a) If for any taxable year, as a direct result of

               (i) any act on the part of the Lessee or any Lessee Person (other than the execution and delivery of the Lease or an act required under the Lease or other Operative Documents or expressly permitted under the Lease or other Operative Documents or requested by the Beneficiary in writing);
     (ii) Lessee failing to take any action required to be taken under the Operative Documents other than a failure requested in writing by the Beneficiary; (iii) the inaccuracy or breach of any representation, agreement, covenant or warranty of the Lessee

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     contained herein; (iv) the Lessee failing to take such other reasonable action as is requested in writing from time to time by the Beneficiary (unless such failure is due to reasonable cause); or (v) any replacement of Aircraft or any Engine or any improvements, alterations, modifications or additions to the Aircraft (or any part thereof) or the temporary or permanent removal from service of the Aircraft (each such act, failure, omission, inaccuracy, breach or event, a "LESSEE ACT"), the Beneficiary for federal income tax purposes shall suffer a loss, disallowance or deferral of, shall suffer a delay in claiming, shall not have the right to claim (based on a written opinion of independent tax counsel selected by the Beneficiary and reasonably acceptable to the Lessee that there is not a Reasonable Basis for claiming the item in question), shall be required to recapture (a "RECAPTURE"), all or any portion of the MACRS Deductions (a "MACRS LOSS") or Beneficiary shall be required to include in its gross income for Federal income tax purposes any amount which constitutes an Income Inclusion and which is attributable to (x) any improvements, additions, modifications or alterations to the Aircraft, (y) any replacement of the Aircraft, Airframe or Engines (except to the extent such replacement constitutes a Recapture) or (z) any prepayments of Basic Rent or other scheduled payments by the Lessee (an "INCOME INCLUSION LOSS") (either a MACRS Loss or an Income Inclusion Loss being hereinafter referred to as a "TAX LOSS"), then unless (x) the Lessee elects with respect to such Tax Loss to make the payment or payments provided for in paragraph (c) of this Section 5 or (y) the Tax Loss results from a Sublease during the Tax Attribute Period with a Permitted Sublessee domiciled in a country other than the United States (in which case the provisions of paragraph
(c) of this Section 5 shall apply), the Lessee, after written notice from the Beneficiary of such Tax Loss, shall pay to the Beneficiary as an indemnity, from time to time as required, an amount which, after deduction of the amount of all additional Federal, state, local, and foreign taxes actually required to be paid by the Beneficiary in respect of the receipt or accrual of such amount, shall be equal to the increase in Federal and state income taxes payable by (or not refundable to) the Beneficiary as a result of such Tax Loss, plus the amount of any actual interest, penalties and additions to tax payable by the Beneficiary with respect to such Tax Loss (taking into account the deductibility of interest or other additional amounts for Federal income tax purposes to the extent such amounts are deductible on a concurrent basis). Further, for purposes of determining the amounts of the increase in income taxes as a result of a MACRS Loss, the applicable tax rate shall be the Assumed Tax Rate and shall be calculated on a hypothetical basis (I.E., assuming that the Beneficiary pays taxes and can fully utilize the MACRS Deductions), and, for purposes of determining the Tax Loss from an Income Inclusion Loss or the amount of any "Gross-up," the applicable tax rate shall be the highest marginal income tax rate of the Beneficiary for the taxable year in which such Income Inclusion Loss or Gross-up is accrued by the Beneficiary. Each payment by the Lessee pursuant to this Section 5(a) shall be made within 30 days after receipt of a written demand certifying that there has been a Tax Loss, describing in reasonable detail the Tax Loss in question, the amount of additional income tax, interest, penalties and additions to tax and the calculation of the payment due in respect thereof and describing the event or condition that Beneficiary claims gives rise to an obligation by the Lessee to indemnify hereunder (but in no event earlier than one (1) Business Day prior to the date the indemnified tax liability is, or would be, due); PROVIDED THAT, if a contest of the Tax Loss is being conducted pursuant to Section 7 hereof, payment (other than payments required under Section 7), shall not be required from the Lessee until 30 days after the Final Determination (as hereinafter defined) of such contest.

          (b) If, as the result of a Tax Loss for which an indemnity has been paid pursuant to Section (a), the amount of Federal income taxes payable by the Beneficiary for any taxable year shall be less than the amount of such taxes which would have been payable by the Beneficiary had such Tax Loss not occurred (or as the result thereof the Beneficiary shall receive a refund or credit of Federal income taxes, which shall be greater than the amount of such refund or credit, if any, which the Beneficiary would have received had such Tax Loss not occurred), then the Beneficiary shall pay to the Lessee the amount of such increased reduction in taxes (or refund or credit, including any actual interest (net of any taxes payable with respect to such interest) received or credited thereon), plus any net additional Federal,

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state, local or foreign tax benefits actually realized by the Beneficiary as the result of any payment made pursuant to this sentence (such reduction in or increased refund or credit of income taxes to be determined on a hypothetical basis, I.E., assuming the Beneficiary can utilize any additional tax benefits resulting from the Tax Loss at the Assumed Tax Rate and a hypothetical basis); PROVIDED, HOWEVER, that the "Gross-up" or the tax benefit resulting from an Income Inclusion Loss shall be determined on the basis of the highest marginal income tax rate of the Beneficiary Each payment made by the Beneficiary to the Lessee pursuant to this Section 5(b) shall be made within 30 days after the Beneficiary files a tax return (including estimated returns) or received or was credited with a refund or adjustment from the Internal Revenue Service which reflects such reduction in federal income tax. The Beneficiary shall act in good faith in claiming and pursuing refunds and Tax savings which would result in payments to the Lessee pursuant to this Section 5.

          (c) (i) If (x) the Beneficiary suffers a Tax Loss and the Lessee elects to make the payment or payments provided for in this paragraph (c), after written notice to the Lessee by the Beneficiary that a Tax Loss has occurred and at the election of the Lessee, or (y) a Tax Loss is reasonably expected to result from a Sublease entered into during the Tax Attribute Period with a Permitted Sublessee domiciled in a country other than the United States (a "Foreign Sublease"), the Lessee shall pay either (A) a lump sum amount which, after deducting income taxes required to be paid by the Beneficiary as a result of the Beneficiary's receipt or accrual of such amount, will cause the yield portion of the Beneficiary's Net Economic Return to be maintained (after taking into account any present or future tax benefits reasonably expected to be available to the Beneficiary as a result of such Tax Loss or Foreign Sublease) or (B) except in the case of a Foreign Sublease, if no Event of Default has occurred and is continuing, a series of equal payments which, when added to Basic Rent payable under the Lease, and which after deducting income taxes required to be paid by the Beneficiary as a result of the receipt or accrual thereof (computed in accordance with Section 7 hereof), will cause the yield portion of the Beneficiary's Net Economic Return to be maintained, in either case together with any interest, penalties and additions to tax payable in respect of such Tax Loss. The computation of the indemnity amount or payment amounts under this paragraph (c) shall be made by the Beneficiary utilizing the methodology and assumptions, including the Tax Assumptions, utilized by the Beneficiary in determining its Net Economic Return, except as such assumptions shall be varied to take into account such Tax Loss or Foreign Sublease or any previous Tax Loss or Foreign Sublease for which an indemnity was paid under this Agreement. Further, for purposes of determining the amounts of the increase and reduction in income taxes as a result of a Tax Loss or Foreign Sublease, the applicable tax rate shall be the Assumed Tax Rate provided, that for purposes of computing the amount of any Income Inclusion Loss or the amount of any "Gross-up", the Beneficiary shall be assumed to be subject to the highest marginal income tax rate applicable to the Beneficiary for the relevant period or periods affected by such computation (and, to the extent such computation relates to a future period, the highest marginal income tax rate applicable to the Beneficiary in effect or scheduled to be in effect as of the date such indemnity becomes payable hereunder). Except in the case of a Foreign Sublease, indemnity payments under this paragraph shall commence (or if the Lessee shall have elected to pay the indemnity in a lump sum, such sum shall be payable) on the later of (x) in the case of a contest pursuant to Section 7, 30 days after the Final Determination of such contest, or (y) the Rent Payment Date next succeeding the date on which the Beneficiary pays to the Internal Revenue Service an amount of any tax increase resulting from a Tax Loss (or suffers a reduction in the amount of any refund or credit which the Beneficiary would have been entitled to receive but for such Tax Loss), provided, however, that, for purposes of this clause (y), if an indemnity obligation arises after the last payment of Basic Rent under the Lease shall have been made, then the total amount of such indemnity shall be payable in a lump sum within 30 days of the Beneficiary's request therefor; PROVIDED, FURTHER, that any amount payable to the Beneficiary shall not be due prior to 30 days after receipt by the Lessee of a written demand therefor accompanied by a written statement describing in reasonable detail such Tax Loss and the computation of the amount so payable. If a Specified Default shall occur and be continuing, or if the Lease shall terminate for any other reason, and

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such Specified Default occurs after the Lessee shall have commenced the payment of an indemnity pursuant to clause (B) of Section 5(c) hereof, then the Lessee shall pay to the Beneficiary a lump sum amount equal to all such payments then remaining unpaid, discounted to the date of the Specified Default so as to maintain the yield portion of the Beneficiary's Net Economic Return. In the case of a Foreign Sublease, the indemnity shall be calculated only as a lump sum amount in accordance with clause (A) of this Section 5(c)(i), and such amount shall be payable as a lump sum immediately prior to the commencement of such Foreign Sublease. If the Lessee notifies the Beneficiary in writing that commencement of the contemplated Foreign Sublease will not occur, the Beneficiary shall promptly return to the Lessee any indemnity payment made pursuant to the immediately preceding sentence with respect to such contemplated Foreign Sublease.

          (ii) If, as the result of a Tax Loss or a Foreign Sublease or a change of facts that gave rise to a Tax Loss or a Foreign Sublease for which an indemnity was paid pursuant to Section 5(c)(i), the amount of federal income taxes payable by the Beneficiary for any taxable year shall be less than the amount of such taxes which would have been payable by the Beneficiary had such Tax Loss or Foreign Sublease or such change not occurred (or as the result thereof the Beneficiary shall receive a refund of such income taxes, which shall be greater than the amount of such refund, if any, which the Beneficiary would have received had such Tax Loss, Foreign Sublease or change not occurred (other than savings already taken into account in determining the indemnity pursuant to
Section 5(c)(i)), then provided that no Specified Default has occurred and is continuing (if a Specified Default shall have occurred and be continuing the Beneficiary shall hold such amounts described in this Section 5(c)(ii) as provided in Section 4.09 of the Lease until any such Specified Default shall no longer be continuing at which time the Beneficiary shall pay such amounts to the Lessee) the Beneficiary shall pay to the Lessee the amount of any actual resulting reduction in taxes (or increased refund, including any actual interest (net of any taxes payable with respect to such refund or interest) received or credited thereon), plus any net additional federal, state, local or foreign tax benefits or savings actually realized by the Beneficiary as the result of any payment made pursuant to this sentence (such actual reduction in or increased refund of income taxes to be determined, with respect to a Tax Loss, Foreign Sublease or change, on a hypothetical basis, i.e., assuming the Beneficiary can utilize any additional tax benefits resulting from the Tax Loss, Foreign Sublease or change at the Assumed Tax Rate, provided, however, that the amount payable by the Beneficiary pursuant to this sentence shall not exceed the sum of the amounts previously paid by the Lessee to the Beneficiary pursuant to
Section 5(c)(i), less the aggregate amount of all prior payments by the Beneficiary to the Lessee under this sentence, with any excess amount otherwise payable being carried forward and available to reduce pro tanto any subsequent obligation of Lessee to Beneficiary pursuant to this Section 5. Subject to the provisions above, each payment made by the Beneficiary to the Lessee pursuant to this Section 5(c)(ii) shall be made within 30 days after the Beneficiary files a tax return or receives a refund or adjustment from the Internal Revenue Service which reflects such reduction in federal income tax, and the Beneficiary shall act in good faith to properly and timely claim on each such tax return or returns any tax benefit that Beneficiary determines in its sole discretion is reasonably available that results in such reduction if a Reasonable Basis exists to claim such benefit. The Beneficiary shall act in good faith in claiming and pursuing refunds and Tax savings which would result in payments to the Lessee pursuant to this Section 5.

          (d) Any taxes that are imposed on the Beneficiary as a result of the subsequent disallowance of all or any portion of a reduction (or refund or credit) of the Beneficiary's tax liability, which reduction (or refund or credit) was taken into account under Section 5(b), shall be treated as a Tax Loss subject to indemnification under this Agreement without regard to Section 6 hereof (except Section 6(e)). For purposes of calculating indemnity obligations pursuant to Sections 5(a) or 5(c), and amounts due to Lessee pursuant to
Section 5(b) or 5(c), it shall be assumed that the Beneficiary suffers a Tax Loss or is entitled to a benefits for state and local income tax purposes if and only if the Beneficiary suffers a corresponding Tax Loss or realizes a corresponding benefit for federal income tax purposes.

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          (e) (i) If, as a result of the use or operation or location of the
Aircraft outside the United States by any Lessee Person, the Tax Assumption set forth in Section 2(c)(ii) hereof shall be inaccurate during any taxable year of the Beneficiary included in whole or in part within the Tax Attribute Period (an "EXCESS FOREIGN ALLOCATION"), and if as a result thereof the amount of the foreign tax credits available for utilization by the Beneficiary for any taxable year shall be less than the amount of the foreign tax credits that would have been available for utilization by the Beneficiary if such Tax Assumption had been accurate (such event being referred to herein as a "FOREIGN TAX CREDIT LOSS"), then the Lessee shall pay to the Beneficiary as an indemnity an amount which, after deduction of the amount of all additional federal, state, local and foreign taxes actually required to be paid by the Beneficiary in respect of the receipt or accrual of such amount, is equal to the actual increase in the Federal income taxes payable by (or not refundable or creditable to) the Beneficiary for such taxable year as a result of such Foreign Tax Credit Loss, plus the amount of any interest, penalties and additions to tax payable by the Beneficiary as a result of such Foreign Tax Credit Loss. The amounts of any increase in Federal income taxes payable by (or not refundable or creditable to) the Beneficiary as a result of a Foreign Tax Credit Loss shall be computed on the assumption that any reduced amount of foreign tax credits of the Beneficiary is attributable to an Excess Foreign Allocation and foreign source losses arising from other equipment leasing transactions that provided the Beneficiary with indemnification for the loss of foreign tax credits, on a pro rata basis, prior to being attributable to any other foreign source deductions or losses of the Beneficiary;

          (ii) If, as a result of (A) an Excess Foreign Allocation or (B) the usage or location of the Aircraft outside the United States so that any item of income or gain with respect to the transactions contemplated by the Lease during any taxable year is treated as derived from sources outside the United States, the amount of the foreign tax credits that the Beneficiary utilizes against its tax liability for a taxable year exceeds the amount of such foreign tax credits to which the Beneficiary would have otherwise been entitled, and provided that no Specified Default under the Lease shall have occurred and be continuing (in which event such amounts shall become payable upon the Lessee's curing such Specified Default, then the Beneficiary shall pay to the Lessee the amount of any actual reduction in its Federal income tax liability (or actual increase in a refund or credit of Federal income taxes owning to the Beneficiary)), plus any net additional Federal, state, local and foreign income tax benefits actually realized by the Beneficiary as the result of such payment; PROVIDED, HOWEVER, that the sum of the amounts payable by the Beneficiary pursuant to this sentence before taking into account the "Gross-up" shall not exceed before taking into account the "Gross-up" the sum of the amounts previously paid by the Lessee to the Beneficiary pursuant to this Section 5(d) to the extent not previously taken into account under this provision, and PROVIDED, FURTHER, HOWEVER, that no payment shall be required with respect to clause (B) above unless and until the usage or location outside the United States has resulted in an aggregate amount of increased foreign tax credits being available to the Beneficiary (calculated for this purpose without regard to the otherwise applicable requirement that foreign source gain or income exceed the "Permitted Percentage" of 10%) equal to the aggregate amount of unindemnified tax increases (reduced by any utilization of foreign tax credit carryovers or carryforwards that would, under principles applicable to clause (A) above, have resulted in an obligation to make a payment to the Lessee if the Permitted Percentage during the year in which the unindemnifed tax increase occurred were zero) suffered by the Beneficiary resulting from the application of the Permitted Percentages during the Tax Attribute Period. In addition, for purposes of determining the utilization of foreign tax credits as a carryforward or carryback pursuant to clause (A) above, such carryforward or carryback utilization shall be attributable to the Lessee after utilization of all other carryforwards and carrybacks except that such carryforward and carryback utilization shall be attributed to the Lessee on a pro rata basis with the utilization of carryforwards and carrybacks relating to other leasing transactions in which the Beneficiary was entitled to indemnification with respect to a loss or deferral of foreign tax credits.

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          Once a foreign tax, the loss of the credit in respect of which
     Beneficiary was indemnified and paid by Lessee in accordance with
     Section 5(e) hereof, is deemed to be utilized pursuant to the ordering rules set forth above, it shall not subsequently be recharacterized as not having been utilized as a result of a foreign tax liability arising in a subsequent year;

               (iii) Each payment by the Lessee pursuant to this Section 5(e) shall be made within 30 days after receipt of a written demand therefor accompanied by a written statement describing in reasonable detail the Foreign Tax Credit Loss in question, the amount of additional Federal income tax, interest, penalties and additions to tax and the calculation of the payment due in request thereof (but in no event earlier than one (1) Business Day prior to the date such additional Federal income taxes are due); PROVIDED THAT, if a contest of the Foreign Tax Credit Loss is being conducted pursuant to Section 7 hereof, payment (other than payments required under Section 7) shall not be required from the Lessee until 30 days after the Final Determination of such contest. Each payment by the Beneficiary to the Lessee pursuant to this Section 5(e) in respect of an actual increase in available foreign tax credits shall be made within 30 days after the Beneficiary files a tax return (including estimated returns) (or receives a refund, credit or adjustment) which reflects the utilization of such increased foreign tax credit.

          (f) Upon request of the Lessee, the accuracy of the Beneficiary's calculation of the amount or amounts payable to either the Beneficiary or the Lessee pursuant to this Section 6 shall be promptly verified by the independent accounting firm selected by the Beneficiary (other than the Beneficiary's regular auditors unless such auditors comprise one of the "Big 5" accounting firms which will be deemed acceptable to Lessee) and reasonably acceptable to Lessee and, in order to enable such accountants to verify such adjustments, the Beneficiary shall provide to such accountants (for their own confidential use and not be disclosed to the Lessee or any other person) all information reasonably necessary for such verification, including any computer analyses used by the Beneficiary to calculate such amount or amounts. The cost of such verification shall be borne by the Lessee unless it is the determination of such verification that the actual amount payable deviates, in a manner favorable to the Lessee, by more than [*] from the amount originally determined by the Beneficiary in which case such cost shall be borne by the Beneficiary.

     Section 6. EXCLUDED EVENTS. The Beneficiary shall not be entitled to any payment from the Lessee under Section 5 hereof in respect of any Tax Loss or Foreign Tax Credit Loss to the extent such Tax Loss or Foreign Tax Credit Loss occurs as a direct result of one or more of the following events:

          (a) any sale, assignment, transfer or other disposition (including any deemed disposition under Section 338 of the Code or any similar provision) by the Beneficiary or the Owner Trustee of the Aircraft, any Engine, any Part or any interest in any thereof (including any deemed disposition under Section 338 of the Code or any similar provision) or the Lease, any other Operative Documents, the Trust Estate or the Beneficiary or the Owner Trustee unless such sale, assignment, transfer or other disposition occurs in connection with the exercise of remedies in connection with an Event of Default under the Lease that has occurred and is continuing, or any involuntary sale, assignment, transfer or disposition (including any deemed disposition under Section 338 of the Code or any similar provision) of any such interest resulting from the bankruptcy or insolvency of, or proceedings for the relief of debtors, or foreclosure proceedings, against the Beneficiary or Lessor unless, in each case, such involuntary sale, assignment, transfer, disposition (including any deemed disposition under Section 338 of the Code or any similar provision) bankruptcy or insolvency or foreclosure results from such Event of Default;

          (b) the failure of the Beneficiary properly and in a timely manner to claim the MACRS Deductions or the inclusion by the Beneficiary of any Recapture in the Beneficiary's gross income as reported on its Federal income tax return (including any amended return) or other tax filing or document,

-------
* Confidential
or the taking of a position by the Beneficiary on a Federal income tax return (or amended return) that would result in a Foreign Tax Credit Loss or an Income Inclusion Loss, unless, in such case, the Beneficiary shall have received a written opinion of independent tax counsel selected by the Beneficiary and reasonably satisfactory to Lessee that no Reasonable Basis exists for making such claim or failing to so include in gross income;

          (c) except in the case of a Tax Loss resulting from the replacement of an Aircraft, Airframe or Engine, any amendment or addition to, or change in, the Code or Income Tax Regulations (or any interpretation of either thereof), which is enacted or adopted after the Delivery Date, PROVIDED that a change in Federal income tax rates shall be taken into account in determining the indemnity amounts payable to the extent specified in Section 5 above;

          (d) any failure of the Beneficiary to take in a timely manner all actions in contesting a claim if the Beneficiary was required to take such actions pursuant to Section 7 hereof and such failure has a material adverse impact upon the Lessee's contest rights under Section 7 hereof;

          (e) the willful misconduct or gross negligence of the Beneficiary, Owner Trustee or any Affiliate of either thereof;

          (f) the status for Federal income tax purposes of the Beneficiary, the Owner Trustee or any Affiliate of either thereof as a "tax-exempt entity" within the meaning of Section 168(h) of the Code or as a Person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code;

          (g) the failure of the Beneficiary to have sufficient taxable income or tax liability for Federal income tax purposes to benefit from the Federal income tax benefits described in Section 2(c);

          (h) any Loss to the extent incurred or imposed in respect of or relating to any period after the later of (i) the expiration or earlier termination of the Lease in accordance with the terms thereof or (ii) delivery of possession of the Aircraft to the Beneficiary (or any designee of the Beneficiary);


          (i) the failure of the Trust created by the Trust Agreement to be treated as a grantor trust under Section 671 ET SEQ. of the Code;

          (j) the application of Section 168(d)(3) of the Code or Regulations thereunder;

          (k) the failure of the Lease to be treated as a "true lease" for Federal income tax purposes or the failure of the Beneficiary to be treated as the owner of the Aircraft for Federal income tax purposes, unless in either case, as a result of a breach of the representations in Section 4(b);

          (l) the treatment of the Permitted Percentage (or less than the Permitted Percentage) of any item of income, deduction, loss or credit as having been derived from, or allocable to income derived from, sources outside the United States;

          (m) the Beneficiary having a tax year of less than 12 months;

          (n) the application of any of Sections 55, 168(b)(2)(C), 168(b)(3)(D), 168(f)(1), 168(g)(7), 465, 467, 469 of the Code or Regulations thereunder;

          (o) the failure of the Aircraft to be registered with the FAA as a result of the failure of the Beneficiary or Owner Trustee to be a Citizen of the United States;

          (p) the Beneficiary having a basis in the Aircraft on the Delivery Date of less than the Beneficiary's Cost;

          (q) an event with respect to which Lessee is required to pay Stipulated Loss Value (or an amount calculated with reference to Stipulated Loss Value);

          (r) any amendment or modification to any Operative Document without the written consent of Lessee;

          (s) the exercise of a Purchase Option by the Lessee or the sale of the Aircraft to the Lessee pursuant to the exercise of a Purchase Option;

          (t) a change in the Beneficiary's tax year;

          (u) any penalties, additions to tax or interest assessed against Beneficiary as a result of any return not being filed on a timely basis unless such failure is directly a result of a Lessee Act; or

          (v) the inclusion in income by the Beneficiary upon or following termination of Lease of amounts attributable to improvements or additions to the Aircraft.

     Section 7. CONTEST PROVISIONS AND PROCEEDINGS. (a) The Beneficiary shall promptly (but in no event less than 20 days prior to the last day for submitting a protest to the Internal Revenue Service) notify the Lessee in writing of receipt from the Internal Revenue Service of a written proposed or final revenue agent's report, a 30-day letter or a notice of deficiency (as described in Section 6212 of the Code), in which an adjustment is proposed to the Federal income taxes of the Beneficiary for which the Lessee would be required to indemnify the Beneficiary pursuant to this agreement if such adjustment were sustained. Such notice shall specify the name of Beneficiary's counsel (if the existence of a Beneficiary's counsel is at that point necessary under this Agreement), the terms of the proposed adjustment, and any action taken or proposed to be taken by the Internal Revenue Service with respect to the proposed adjustment. After the giving of such notice, the Beneficiary shall for at least 20 days after the giving of such notice forbear (if such forbearance is permitted by law) payment of any tax (including interest, penalties and additions to tax thereon) asserted to be payable as a result of such proposed adjustment. If the Lessee within 20 days of receipt of notice from the Beneficiary) requests, in writing, the Beneficiary to do so, the Beneficiary shall contest the proposed adjustment, shall consider in good faith any suggestion made by the Lessee and its counsel as to the method of pursuing such contest, and, provided the Lessee is complying with its obligations under this
Section 7, shall not, without the consent of the Lessee, except as provided in the last sentence of this Section 7(a), settle such proposed adjustment; PROVIDED, HOWEVER, that the Beneficiary shall not be obligated to contest such adjustment unless (i) independent tax counsel selected by the Beneficiary and reasonably acceptable to Lessee ("TAX COUNSEL") delivers an opinion that there is a Reasonable Basis for contesting the matter in question, (ii) the amount of the proposed adjustment is in excess of $50,000, (iii) no Event of Default described in clauses (a), (b), (g), (h), (i), or (j) of Section 17.01 of the Lease shall have occurred and be continuing, and (iv) the Beneficiary has determined, in good faith, that the contest shall not result in a material risk of the loss or forfeiture of the Aircraft (unless the Lessee has provided to the Beneficiary a bond or other sufficient protection against such risk of loss or forfeiture reasonably satisfactory to the Beneficiary) or the imposition of criminal penalties. Any clear and unambiguous conclusions or findings of fact or law contained in the Final Determination (as defined in Section 7(c)) of a judicial proceeding conducted pursuant to this Section 7 shall be binding on the Lessee and the Beneficiary for purposes of determining the existence or extent of the Lessee's indemnity obligation pursuant to this Agreement. The Beneficiary shall afford Lessee and its counsel reasonable opportunities to consult the Beneficiary and shall keep

Lessee reasonably informed of the nature of all actions taken to contest such proposed adjustment, including (x) whether any action to contest such proposed adjustment will initially be by way of judicial or administrative proceedings, or both, (y) whether any such proposed adjustment will be contested by resisting payment thereof or by paying the same and seeking a refund thereof and (z) if the Beneficiary shall undertake judicial action with respect to such proposed adjustment, the court or other judicial body before which such action will be commenced; but in all cases the Beneficiary shall have ultimate discretion to determine the nature (and forum) of, and shall control the prosecution of, all such action. The Beneficiary shall upon the conclusion of any administrative proceedings, promptly notify the Lessee of the outcome of such proceedings, and shall notify the Lessee at least 60 days in advance of the last date for filing a petition in the Tax Court. In the event of an unfavorable resolution of administrative proceedings, the Beneficiary shall, if requested by the Lessee in a timely manner, (x) contest any proposed adjustment beyond the level of administrative proceedings, (y) consider in good faith any advice offered by the Lessee's counsel concerning the court of competent jurisdiction in which the adjustment is most likely to be favorably resolved, and (z) keep the Lessee reasonably informed as to the progress of any litigation and, if requested by the Lessee, shall consult with the Lessee's counsel and consider in good faith any recommendations by the Lessee's counsel concerning the conduct of such proceedings, and shall permit Lessee's counsel to review and comment in advance on all submissions to the extent relating to the Loss PROVIDED that the final form and substance of such submissions shall be determined by Tax Counsel. The Beneficiary shall take such reasonable action during the course of such proceedings as the Tax Counsel deems advisable after consultation with the Lessee's counsel to preserve as a basis for appeal any legal issue that the Lessee or the Lessee's counsel has identified in writing. The Beneficiary shall be required to appeal any adverse judicial determination only if (A) an appeal is timely requested in writing by the Lessee, and (B) the Beneficiary is furnished with an opinion of Tax Counsel selected by the Beneficiary and reasonably acceptable to the Lessee that there is a substantial basis that Beneficiary will prevail on such appeal; PROVIDED, HOWEVER, that in no event shall the Beneficiary be required to appeal any adverse decision in the U.S. Supreme Court. At any time, whether before or after commencing to take the actions set forth in this Section 7, the Beneficiary may decline to contest or appeal all or any portion of a proposed adjustment, or may compromise or settle any such proposed adjustment, by notifying the Lessee in writing that the Lessee is relieved of its obligation to indemnify the Beneficiary with respect to such adjustment or such portion, as the case may be; PROVIDED, HOWEVER, that (x) the Beneficiary shall promptly notify the Lessee of the Beneficiary's intent to decline to contest or appeal all or any portion of proposed adjustment, or to compromise or settle all or any portion of a proposed adjustment and (y) the Lessee shall not be obligated to indemnify the Beneficiary hereunder with respect to any other Tax Loss or Foreign Tax Credit Loss for which a successful contest or appeal is foreclosed as a result of the failure to take action with respect to such contest or appeal (or the settlement or compromise of such contest or appeal without the consent of the Lessee), and the Beneficiary shall repay to the Lessee within 30 days of the notice referred to in the previous clause(x) hereof such amounts theretofore advanced or paid by the Lessee related to such adjustment, contest or appeal (other than reimbursement of costs and expenses of the Beneficiary previously incurred), plus interest at the rate that would have been payable if such contest had been successfully concluded at such time PROVIDED, FURTHER, if the Beneficiary proposes to enter into a settlement or compromise with resect to such adjustment, such settlement would materially and substantially reduce the Beneficiary's or the Lessee's liability with respect to an issue involving such adjustment (without regard to any reduction achieved by "trading" such issue for unrelated issues), and the Beneficiary notifies the lessee in writing regarding the proposed settlement (including reasonable detail with respect to the basis and amount of such proposed settlement), then the Beneficiary may enter into such settlement or compromise without waiving its rights to indemnification relating to such adjustment unless within 30 days after the receipt of such notice the Lessee shall have provided the Beneficiary with written acknowledgement of its obligation to indemnify the Beneficiary with respect to such adjustment to the extent the contest is not successful. If the Lessee requests that the Beneficiary accept a settlement of a proposed adjustment offered by the Internal Revenue Service (other than an offer conditioned upon the Beneficiary's agreement with respect to any unrelated issue) and acknowledges its liability under this agreement with respect to such adjustment, the Beneficiary shall either accept such settlement offer or agree with the Lessee that Lessee's liability with respect to such adjustment shall be limited to an amount calculated on the basis of such settlement offer.

          (b) The Beneficiary shall not be required to take any action pursuant to this Section 7 unless and until the Lessee shall have agreed in writing to reimburse the Beneficiary (on demand and on an actual, net after-tax basis grossed-up for all applicable Federal, state, local and foreign taxes for all reasonable fees and expenses, any statutory or regulatory penalties, interest, additions to tax, or other liabilities, costs or losses which the Beneficiary may incur as a result of contesting the validity of any proposed adjustment (including, without limitation, any reasonable fees and disbursements of counsel incurred in connection with taking any action or rendering any opinion described in Section 7(a)). If the Beneficiary determined to contest any adjustment by paying the additional tax and suing for a refund, the Lessee shall timely lend to the Beneficiary on an interest-free basis an amount equal to the sum of any tax, interest, penalties and additions to tax required to be paid and shall indemnify the Beneficiary in a manner reasonably satisfactory to the Beneficiary against any adverse tax consequences resulting from such advance. Upon receipt by the Beneficiary of a refund (or upon application of amounts otherwise refundable against other tax liability of the Beneficiary) of any amount paid by it, in respect of which amount the Beneficiary shall have been paid or advanced an equivalent amount by the Lessee, the Beneficiary shall pay to the Lessee the amount of such refund (plus any amounts otherwise refundable but applied against other tax liability of the Beneficiary) (which, in the case of any contest in which a loan has been advanced pursuant to this paragraph, shall be deemed to be in repayment of the loan advanced by the Lessee to the extent fairly attributable thereto), together with any interest received by or credited to the Beneficiary on such refund (or application) that is fairly attributable to the amount and the period of such payment or advance by the Lessee (net of any taxes actually payable by the Beneficiary with respect to the receipt or accrual of such interest), plus any net additional Federal, state local and foreign tax benefits actually realized by the Beneficiary as the result of such payment; and, upon disallowance of any such refund, the Lessee shall forgive the amount of the loan fairly attributable thereto and shall pay to the Beneficiary the balance of the amount of its indemnity obligation hereunder (including such amount as shall be equal to the sum, on an actual after-tax basis, of any tax, interest, penalties or additions to tax payable with respect to the forgiveness of such loan) (or if such advance exceeds the amount of such disallowance, the
 Beneficiary shall pay such excess to the Lessee). Any subsequent loss of such refund (or of such application of amounts otherwise refundable) to the extent having resulted in a payment to Lessee, shall be treated as a Tax Loss subject to indemnification pursuant to Section 5 hereof without regard to Section 6 hereof (other than Section 6(b) or 6(e) hereof). If the Beneficiary receives an award of attorneys' fees or related expenses in a contest for which the Lessee has paid or reimbursed all or any portion of such fees and expenses, the Beneficiary shall pay to the Lessee the portion of such award attributable to such fees and expenses paid or reimbursed by the Lessee.

          (c) If any adjustment referred to in this Section 7 shall be proposed and the Lessee shall have requested the Beneficiary to contest such adjustment as above provided and the Lessee shall have duly complied with the terms of this
Section 7, then notwithstanding any provision to the contrary in Section 5, the Lessee's liability with respect to such adjustment shall become fixed upon a Final Determination of such adjustment. A "FINAL DETERMINATION" with respect to a Tax Loss shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals (in the case of the Beneficiary as required under this Section 7) by either party to the action have been exhausted or the time for filing such appeal has expired, (ii) a closing agreement entered into under Section 7121 of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding and with the consent of the Lessee where required, (iii) the expiration of the time for instituting suit with respect to the claimed deficiency, or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

     Section 8. SURVIVAL OF AGREEMENT. The obligations and liabilities of the Lessee and the Beneficiary arising under this Agreement shall continue in full force and effect, notwithstanding the expiration or other termination of the Lease, until all such obligations under this Agreement have been met and all such liabilities under this Agreement have been paid in full. This Agreement shall inure to the benefit of any successor or assign to the Beneficiary or the Lessee permitted pursuant to the Lease; PROVIDED, HOWEVER, that (a) such successor or assign shall have specifically agreed in writing to be bound by the terms and conditions of this Agreement to perform the obligations imposed hereunder on the Beneficiary or the Lessee, as the case may be, in accordance with the interest of such successor or assign in the Aircraft and the Lease, (b) the successor or assign shall not be entitled to indemnity payment or other rights or benefits greater than the payments, rights or benefits to which the Beneficiary or the Lessee, as the case may be, would have been entitled if no transfer or assignment had occurred, and (c) in applying the terms hereof to such successor or assign, the terms "Beneficiary" and "Lessee" as used herein shall mean such respective successor or assign.

     Section 9. NOTICES. Any notice, request, or other communication provided for in this Agreement shall be given in the manner provided in the Lease.

     Section 10. PAYMENTS. Payments made by the Lessee or the Beneficiary pursuant to this Agreement shall be made by wire transfer of immediately available funds to such bank and/or account in the continental United States as specified by the other party in written directions to the paying party at least one (1) Business Day prior to the due date thereof, and if no such direction shall have been given, by check payable in immediately available funds to the order of such payee and mailed to such payee by certified mail, postage prepaid, at its address provided for purposes of the Lease.

     Section 11. NO SETOFF. No payment required to be made by the Lessee pursuant to this Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction other than as expressly provided herein; and, except in accordance with the express terms hereof, neither the Beneficiary nor the Lessee shall have the right to terminate this Agreement or to be released, relieved or discharged from any obligation or liability under this Agreement for any reason whatsoever other than as expressly provided herein.

     Section 12. LATE PAYMENTS, INTEREST. Any late payment by any party hereto of any of its obligations under this Agreement shall bear interest at the Interest Rate set forth in the Lease

     Section 13. EXCLUSIVE REMEDY. The indemnities provided to the Beneficiary in this Agreement shall be the sole remedy of the Beneficiary for a breach or inaccuracy of any representation, warranty or covenant contained herein or for loss of income tax benefits.

     Section 14. GOVERNING LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 15. COUNTERPARTS. This Agreement may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

     Section 16. ASSIGNMENT. This Agreement shall not be assignable by either party without the consent of the other; PROVIDED, HOWEVER, that the Beneficiary may assign this Agreement (subject to the limitations contained in Section 8) without the consent of the Lessee in connection with the sale of all of the Beneficiary's interests in the Aircraft and the Lease in accordance with the terms of the Lease and other Operative Documents.

     Section 17. CERTAIN ADJUSTMENTS. In the event of a Tax Loss (or Foreign Sublease) subject to payment of indemnification by the Lessee hereunder, the Stipulated Loss Values set forth in the Lease shall be adjusted as provided in accordance with the Lease (utilizing the same methods and assumptions originally used to calculate said Values, other than assumptions changed as a result of such Tax Loss or as a result of a previous adjustment of such Values), and the Tax Assumptions shall be deemed to have been appropriately modified. If an event giving rise to the payment of an amount determined by reference to a schedule of Stipulated Loss Values shall occur and the date as of which the Beneficiary shall be affected for tax purposes shall be earlier or later than the date taken into account in computing such schedule, such values shall be appropriately adjusted based otherwise on the same assumptions previously used by the Beneficiary in calculating such schedule.

                      [Signature page immediately follows]

     IN WITNESS WHEREOF, the Lessee and the Beneficiary have caused this instrument to be duly executed as of the day and year first above written.

                                          MITSUI & CO. (U.S.A.), INC.

                                          By /s/ Kazuki Okamura
                                             -----------------------------------
                                             Name: Kazuki Okamura
                                             Title: General Manager

                                          CHAUTAUQUA AIRLINES, INC.

                                          By: /s/ Robert H. Cooper
                                              ----------------------------------
                                             Name: Robert H. Cooper
                                             Title: Vice President

NOTE TO EXHIBIT 10.43

The two additional Tax Indemnity Agreements are substantially identical in all material respects to the filed Tax Indemnity Agreement except as follows:


------------------------------------- ----------------------------------- -----------------------------------
            TAIL NUMBER                          CLOSING DATE                     OWNER-PARTICIPANT

------------------------------------- ----------------------------------- -----------------------------------
              N286SK                             June, 2001                        Mitsui & Co.
------------------------------------- ----------------------------------- -----------------------------------
              N287SK                             June, 2001                        Mitsui & Co.
------------------------------------- ----------------------------------- -----------------------------------

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